SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February __, 2011, between International Surf Resorts, Inc., a Nevada corporation (the “Company”), and each of the Purchasers identified on the signature pages hereto (including their respective successors and assigns, each, a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS, within one hundred twenty (120) days from the Closing Date (as defined below) of the transactions contemplated by this Agreement, the Company will consummate a transaction pursuant to which it shall acquire one or more businesses or companies approved by Purchasers in accordance with the terms hereof (the “Target Transaction”);

WHEREAS, immediately after or simultaneously with the Target Transaction, the Company shall use its best efforts to close a private placement of its common stock, par value $0.001 per share (the “Common Stock”), or other securities (the “PIPE Securities”) yielding gross proceeds to the Company of at least eight million Dollars ($8,000,000) (the “PIPE Offering,” and the price at which such PIPE Securities are sold is referred to herein as the “PIPE Share Price”);

WHEREAS, in anticipation of the Target Transaction, and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser desires, severally and not jointly, to purchase from the Company, (i) a convertible promissory note, in the form attached hereto as Exhibit A (the “Note”), which Note shall be convertible, at Purchaser’s sole option, into the PIPE Securities at a price per share or unit, as the case may be, equal to 80% of the PIPE Share Price, in accordance with the terms of the Note, and (ii) a warrant, in the form attached hereto as Exhibit B (the “Warrant,” and, with the Note and the securities into which each are convertible or exercisable, as applicable, the “Securities”), to purchase PIPE Securities in an amount equal to the Warrant Coverage (as defined below) on the terms described therein, in the respective amounts set forth next to the name of each Purchaser on its signature page hereto (as to each Purchaser, the “Purchase Price”), subject to raising a minimum of two million Dollars ($2,000,000) (the “Loan Amount”);

WHEREAS, there shall be certain registration rights as to the Securities pursuant to the terms of a registration rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

WHEREAS, the Loan Amount is intended to be used by the Company to satisfy its obligations under this Agreement and make unsubordinated, payable on demand loans to one or more Targets (as defined below) on terms and conditions acceptable to Broadband Capital Management LLC (“Broadband”), and such other use of proceeds as are approved in writing by Broadband (collectively, the “Use of Proceeds”).  The entities set forth on Schedule 1 hereto and Use of Proceeds shall be deemed approved by Broadband, as such list may be amended from time to time upon the mutual consent of the Company and Broadband (the “Targets”);

WHEREAS, in order to implement the intended Use of Proceeds, the Loan Amount shall be deposited by each Purchaser directly into an escrow account (the “Escrow Account”) established at Continental Stock Transfer and Trust Company (the “Escrow Agent”), such Loan Amount to be held and released in accordance with the terms of an escrow agreement in the form attached hereto as Exhibit D (the “Escrow Agreement”);

WHEREAS, the Note shall be secured by a first perfected security interest in all of the tangible and intangible assets of the Company and all of its subsidiaries, whether now existing and listed on Schedule 3.1(a) or hereafter acquired or created by the Company (the “Subsidiaries”), whether such assets are now owned or hereafter created or acquired by the Company and/or its Subsidiaries, including, without limitation, the Loan Amount deposited in the Escrow Account, the securities pledged pursuant to the terms of the Principal Stockholder and Pledge Agreement (as defined below) and any loans to Targets (the “Assets”), all in accordance with the terms of a security and pledge agreement in the form attached hereto as Exhibit E (the “Security and Pledge Agreement”);

WHEREAS, each of the stockholders of the Company listed on Schedule 2 hereto (the “Principal Stockholders”) shall enter into a Principal Stockholder and Pledge Agreement, in the form attached hereto as Exhibit F (the “Principal Stockholder and Pledge Agreement”), pursuant to which each Principal Stockholders shall, jointly and severally, pledge to Purchasers their securities in the Company as security for the obligations of the Company under the Note, which securities pledge shall be effectuated through delivery to Broadband (as Collateral Agent for Purchasers) one or more stock certificates, together with fully executed stock power with medallion guarantee affixed thereto, or shall be subject to a standard securities account control agreement of such Principal Stockholder’s broker (the “Control Agreement,” and with this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Escrow Agreement, the Security and Pledge Agreement, the Principal Stockholder and Pledge Agreement and any exhibits and schedules thereto, the “Transaction Documents”); and

WHEREAS, each Purchaser desires to appoint Broadband as collateral agent under the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Securities.

(a) Closing.  On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein:

(i) the Company hereby agrees to sell to each Purchaser, and the Purchaser hereby agrees to purchase from the Company, (i) a Note and (ii) a Warrant, in consideration of the Purchase Price set forth on such Purchaser’s signature page hereto. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined herein) have been executed and delivered by the parties thereto, and all conditions precedent to (i) Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived.

(ii) Each Purchaser shall deliver the Purchase Price, via wire transfer of immediately available funds, to the Escrow Agent, using the following wire instructions and to the following account:

[ESCROW ACCOUNT INFORMATION

AND WIRE TRANSFER INSTRUCTIONS

TO BE INSERTED]

and the Company shall deliver to each Purchaser the Transaction Documents and evidence of filing of UCC Financing Statements with the State of Nevada in the form attached hereto as Exhibit G (“UCC Financing Statements”). The Company and each Purchaser shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). Upon waiver or satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closing shall occur at such location within the United States as the parties shall mutually agree.

(b) Deliverables.

(i) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

A.	this Agreement, duly executed by the Company;

B.	a Note, duly executed by the Company, in the Purchase Price set forth on such Purchaser’s signature page;

C.
a Warrant, duly executed by the Company, to purchase a number of PIPE Securities equal to (x) the Warrant Coverage (as defined below) multiplied by (y) the Purchase Price of such Purchaser, (z) divided by the PIPE Share Price, and exercisable for five (5) years from the Closing Date at an exercise price per share equal to 120% of the PIPE Share Price. “Warrant Coverage” means (a) 50% of such Purchaser’s Purchase Price, if the PIPE Offering closes on or prior to 120 days after the Closing Date, (b) 75% such Purchaser’s Purchase Price, if the PIPE Offering closes after 120 days but before 150 days, after the Closing Date, and (c) 100% of such Purchaser’s Purchase Price, if the PIPE Offering closes after 150 days after the Closing Date;

D.	the Registration Rights Agreement, duly executed by the Company;

E.	the Escrow Agreement, duly executed by the Company and the Escrow Agent;

F.	the Security and Pledge Agreement, duly executed by the Company;

G.	the original stock certificates representing all securities of the Subsidiaries;

H.	the Principal Stockholder Pledge Agreement, duly executed by each of the Principal Stockholders;

I.	the Control Agreement from each Principal Stockholder, duly executed by all parties thereto;

J.	evidence of filing of the UCC Financing Statements in a form reasonably satisfactory to Purchasers’ counsel;

K.
an engagement letter with Broadband, duly executed by the Company, pursuant to which the Company agrees to engage Broadband as the placement agent for and/or underwriter of the PIPE Offering on terms mutually agreeable to both parties (the “Engagement Letter”);

L.
evidence of payment by the Company of all legal and due diligence expenses of Broadband the Purchasers, including, without limitation, fees and expenses of legal counsel, investigative and other consultants and travel, such evidence to be in a form reasonably satisfactory to Purchaser’s counsel;

M.
a certificate of the Company’s Secretary, dated the Closing Date and in a form reasonably satisfactory to Purchasers’ counsel, certifying the truth and correctness of each of the following documents, copies of which shall be attached to such certificate:  (i) the certificate of incorporation and bylaws of the Company, each as in effect on the Closing Date; (ii) resolutions of the Company’s board of directors authorizing, among other things, the Company’s entry into the Transaction Documents, the delivery of the Securities and the granting of the security interest in favor of the Purchaser; and (iii) resolutions of the Company’s stockholders authorizing, among other things, the Company’s entry into the Transaction Documents, the delivery of the Securities and the granting of the security interest in favor of the Purchaser;

N.	a certificate of the Company’s President, dated the Closing Date and in a form reasonably satisfactory to Purchasers’ counsel, certifying the matters set forth in Sections 1(c)(ii)(B) and (C); and

O.	the legal opinion of the Company’s counsel, dated the Closing Date, in the form attached hereto as Exhibit H.

(ii)On or prior to the Closing Date, each Purchaser, severally and not jointly, shall deliver or cause to be delivered to the Company the following:

A.	this Agreement, duly executed by such Purchaser;

B.	the Escrow Agreement, duly executed by Broadband;

C.	the Security and Pledge Agreement, duly executed by Broadband;

D.	the Purchase Price by wire transfer to the Escrow Account; and

E.	the Registration Rights Agreement, duly executed by such Purchaser.

(c)Closing Conditions.

(i)The obligations of the Company hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein;

B.	all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by Purchaser of the items set forth in Section 1(b)(ii) of this Agreement.

(ii)The obligations of Purchaser hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	Completion of due diligence to Purchasers’ sole satisfaction;

B.
the accuracy in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, save for any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect,” which shall be true and correct in all respects, as of such earlier date);

C.	all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

D.	the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement.

2. Security; Principal Stockholders’ Pledge.

(a) In accordance with the terms and the conditions of the Security and Pledge Agreement, the Company agrees to secure the repayment of the Loan Amount, all accrued and unpaid interest (as defined below) thereon and all other payments due thereunder, as well as all of the Company’s obligations thereunder, by creating a UCC secured pledge of the Assets for the benefit of all Purchasers and Broadband, as collateral agent for the Purchasers, and by executing the Security and Pledge Agreement and any exhibits thereto (the “UCC Pledge”). From time to time, Purchaser may demand, and the Company shall execute, such additional documents as may be reasonably necessary to maintain the UCC Pledge.

(b) The Company shall cause each of the Principal Stockholders to execute and deliver a Pledge Agreement and a Control Agreement, pursuant to which the Principal Stockholders shall guarantee all of the Company’s obligations under the Notes and secure such guarantee by pledging their respective securities in the Company, all as more fully set forth in such Principal Stockholder Pledge Agreements.

3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a) Subsidiaries. The Company’s Subsidiaries as of the date hereof are listed on Schedule 3.1(a).  Except as set forth on Schedule 3.1(a) , the Company owns, directly or indirectly, 100% of each Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or a Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities, the UCC Pledge and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities. Each of the Note and the Warrant are duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon conversion of the Note have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock such number of securities for issuance of upon conversion or exercise of the Note and Warrant, as applicable, as well as any securities issuable in the PIPE Offering.

(g) Capitalization; Additional Issuances. All of the issued and outstanding securities of the Company as of the date hereof are as set forth in Schedule 3.1(g). Except as set forth in Schedule 3.1(g), as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Common Stock.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the UCC Pledge or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i) Regulatory Permits. Each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k) Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby.

(l) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchaser.

(m) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to each Purchaser and Selling Agents that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(n) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company and each Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Benefit Plans.  All Benefit Plans (as defined below) of the Company currently in effect are listed on Schedule 3(o), and copies of all documentation relating to such Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to each Investor.  None of the Benefit Plans is a “Defined Benefit Plan” that would be subject to Part 3 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), Section 412 of the Internal Revenue Code of 1986, as amended, or Title IV of ERISA.  None of the Benefit Plans is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a “single employer under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution to any multiemployer plan.  Each Benefit Plan has been operated in compliance with its terms in all respects, and each Benefit Plan complies, in all respects, with all provisions of applicable Law except as would not have a Material Adverse Effect.  “Benefit Plans” means any Plan ever maintained, established or to which contributions have at any time been made by the Company or any of its Affiliates existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any consultant, employee, former consultant, former employee or director or former director of the Company or any beneficiary thereof is covered, has ever been covered, is or has ever been eligible for coverage or has any benefit rights.

(p) Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q) Environmental Matters.  The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, approvals, judgments, orders and decrees applicable to it or any of its properties, Leased Real Properties, assets, operations and businesses relating to environmental protection, and health and safety (collectively “Environmental Laws”) including, without limitation, Environmental Laws relating to air, surface water and groundwater, land and the generation, storage, use, handling, transportation, treatment, release, threatened release, remediation, exposure to or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as oil, petroleum, petroleum products, asbestos or any substance containing asbestos, and polychlorinated biphenyls (collectively “Hazardous Materials”), (ii)  the Company has obtained and fully complied with and is currently in full compliance with all environmental permits and other environmental approvals necessary for the conduct of its business and the operation of its properties, and has reported to the appropriate governmental or regulatory authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Company, there is not nor has there been any condition, event, circumstance, practice, activity, incident which could reasonably be expected to give rise to any common law liability or liability pursuant to any Environmental Laws or otherwise form the basis of any claim, demand or litigation against the Company; (iv) there are no claims, demand, suits, judicial or administrative actions, governmental investigators or legal proceedings pending or, to the knowledge of the Company, threatened against the Company relating in any way to any Environmental laws, nor has the Company received notice of any violation of, or any claim alleging liability under, any Environmental Laws, (v) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property previously or currently owned or operated by the Company, except as permitted by Environmental Laws, and (vi) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could reasonably be expected to lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations, except as would not have a Material Adverse Effect.

(r) Title to Assets. The Company and each Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all liens, except for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties (“Permitted Liens”). Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.  Neither the Company nor any Subsidiary owns any real property.

(s) Intellectual Property. The Company and each Subsidiary own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of their businesses, which are listed on Schedule 3(s) (collectively, the “Intangibles”). Neither the Company nor any Subsidiary has infringed upon the rights of others with respect to the Intangibles and neither the Company nor any Subsidiary have received notice that they have or may have infringed or are infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, or could reasonably be expected to have, have a Material Adverse Effect.

(t) Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $20,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred in the ordinary course of business on behalf of the Company and (iii) other employee benefits, including stock option agreements, under any stock option plan of the Company.

(v) Certain Fees. Except for fees and expenses to be paid to Purchaser in connection with the Engagement Letter, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(w) Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) Foreign Corrupt Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) No Disagreements with Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa) Indebtedness. Neither the Company nor any Subsidiary is in default with respect to, or liable under (x) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), or (y) any guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(bb) Internal Controls.  The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Cmpany and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP and the applicable requirements of the Exchange Act.

(cc) OFAC. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd) Full Disclosure. All of the disclosure furnished by or on behalf of the Company to Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4. Representations and Warranties of Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company, only with respect to itself, as follows:

(a) Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act. Purchaser is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

(b) Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Securities Act in reliance upon an exemption in reliance on Section 4(2) of the Securities Act.

(c) Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(d) Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(e) Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f) There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(g) The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(h) Purchaser is aware that the Securities will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(i) Purchaser understands that the Securities shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(j) Any sales, transfers, or other dispositions of the Securities by Purchaser, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(k) Purchaser further represents that the address of Purchaser set forth on the signature page is its principal place of business; that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(l) Purchaser represents and warrants that, except for the Engagement Letter, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

5. Other Agreements.

(a) Certain Covenants of the Company.  Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements:

(i) Payment of Obligations.  The Company will timely pay and discharge all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(ii) Conduct of Business and Maintenance.  The Company will continue to engage in business of the same general type as now conducted by it and to preserve, renew and keep in full force and effect, its corporate existence and its assets, rights, privileges and franchises to the extent necessary or desirable in the normal conduct of business or to preserve the Collateral.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(iii) Compliance with Laws.  The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

(iv) Use of Proceeds.  None of the Loan Amount shall be used for any purpose other than the Use of Proceeds.

(v) Notice of Legal Matters.  The Company shall notify Purchaser promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

(vi) Books and Records; Inspection and Audit Rights.  The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will permit any representatives designated by Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its business, assets, affairs, finances, prospects, and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  Promptly upon Purchaser’s written request therefor, the Company shall deliver to Purchaser such documents and other evidence of the existence, good standing, foreign qualification and financial condition of the Company as Purchaser shall request from time to time.

(vii) Target Transactions, etc.  Other than with respect to a Target Transaction, the Company shall not (i) merge or consolidate with or into any person, (ii) sell, assign, lease, license or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, or (iii) issue or sell securities of the Company (whether in one transaction or in a series of transactions) such that the shareholders of the Company as of the date of this Agreement hold or will hold less than a majority of the outstanding (on a fully-diluted basis) equity securities or voting power of the Company (“Change of Control”).

(viii)  Indebtedness and Liens.   The Company shall not create or suffer to exist any debt or liens other than (i) debt incurred by the Company in the ordinary course of business, not to exceed $20,000 in the aggregate, (ii) debt which is subordinated in the right of payment to amounts payable to Purchaser pursuant to this Agreement on terms reasonably satisfactory to Purchaser; and (iii) Permitted Liens.

(ix) Investments, Loans, Acquisitions and Hedge Agreements.  The Company shall not:  (i) purchase or acquire or make any investment in any other person, (ii) purchase or acquire all or substantially all of the assets of any person or any division of any person;  (iii) make any loan, advance or extension of credit to, or contribution to the capital of, any other person other than reimbursement of reasonable, bona fide and properly documented business expenses incurred on behalf of the Company; (iv) sell, whether at face value or at a discount, any account receivable of the Company; or  (v) make any commitment or acquire any option or enter into any other arrangements for the purpose of making any of the foregoing investments, loans or acquisitions.

(x) Restricted Payments.  The Company shall not declare, order, pay or make any dividend or distribution of assets or payment of cash, or both, directly or indirectly to any person.

(xi) Transactions with Affiliates.  The Company shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's-length transaction with a person not an Affiliate.  “Affiliate” means, as applied to any person, (a) any other person directly or indirectly controlling, controlled by or under common control with, that person, (b) any other person that owns or controls (i) 10% or more of any class of equity securities of that person or any of its Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such person.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

(b) Notice of Other Material Events.  Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

(i) The Company shall furnish to Purchaser prompt (but in no event more than two (2) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(ii) The Company shall furnish to Purchaser written notice of the following not less than thirty (30) days prior to the occurrence thereof:  (A) any change of the Company’s corporate name or of any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any change of the state in which the Company is organized or conducts business, (C) any change of the Company’s principal place of business, or (D) any change of the Company’s identity or corporate structure.

(iii) Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c) Further Assurances.  At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as Purchaser may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

(d) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the conversion rights provided for under the Note and Warrant, such number of shares of Common Stock and other securities as may be issued in the PIPE Offering, as shall, from time to time, be sufficient for issuance upon conversion of such Note and Warrant in full.

(e) Right of First Offer. Subject to the terms and conditions of this Section 5(e) and applicable securities laws, and for a period starting from the Closing Date and ending twelve months from the closing date of the PIPE Offering, if the Company proposes to offer or sell any New Securities (as defined below), the Company shall first offer all of such New Securities to each Purchaser on the basis of its prorata portion of the Loan Amount (as to each Purchaser, the “Pro Rata Portion”).  Each such Purchaser shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(i) The Company shall give notice (the “Offer Notice”) to each Purchaser, stating (A) its bona fide intention to offer such New Securities, (B) the number of such New Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such New Securities.

(ii) By notification to the Company within twenty (20) days after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice up to its Pro Rata Portion of such New Securities, at Purchaser’s election. The closing of any sale pursuant to this Section shall occur within the later of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5(e)(iii).

(iii) At the expiration of such twenty (20) day period, the Company shall promptly notify each Purchaser that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Purchaser”) of any other Purchaser’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Purchaser may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, the balance of such New Securities for which Purchasers were entitled to subscribe but that were not subscribed for by the Purchasers.  If there is more than one Fully Exercising Purchaser, then each such Fully Exercising Purchaser is entitled to purchase up to its Pro Rata Portion of the remaining number of New Securities. The closing of any sale pursuant to this Section 5(e)(iii) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5(e)(ii).

(iv) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5(e)(iii), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5(e)(iii), offer and sell the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Purchaser in accordance with this Section 5(e).

(v) “New Securities” includes all securities, whether debt or equity, offered by the Company or any Subsidiary, but shall not include (A) shares of Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (B) shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any Subsidiary pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; or (C) shares of Common Stock or convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security.

6. Events of Default.

(a) Each of the following events, individually, shall constitute an “Event of Default:”

(i) the Company shall fail to pay any Loan Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(ii) the Company shall fail to pay any accrued but unpaid interest when and as the same shall become due and payable;

(iii) the Company shall fail to pay any fee or any other amount payable under any of the Transaction Documents, when and as the same shall become due and payable;

(iv) any representation or warranty made by or on behalf of the Company in or in connection with any Transaction Document, or in any report, certificate or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

(v) the Company shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i), (ii), (iii), or (iv) of this Section 6 and such failure shall continue unremedied for a period of ten (10) days after notice thereof from Purchaser to the Company;

(vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(vii) the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (vi) of this Section 6, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(viii) the Company shall be unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(ix) one or more final judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of twenty (20) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment;

(x) any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness owed by the Company;

(xi) any event causing or resulting in the UCC Pledge not to be a first priority perfected lien on the Assets;

(xii) any event, transaction, action or omission of or involving the Company shall occur which Purchaser reasonably believes will result in a Material Adverse Effect;

(xiii) any of this Agreement or the Note shall cease to be, or shall be asserted by the Company or other obligor thereunder not to be, in full force and effect; or

(xiv) a Change of Control shall occur, other than a Target Transaction

(b) Remedies.  Notwithstanding anything to the contrary in any Transaction Document, upon the occurrence of an Event of Default, and in every such event (other than an event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, at any time during the continuance of such event, Purchaser may, at its sole election, by notice to the Company, declare the Loan Amount then outstanding to be due and payable in whole (or in part, in which case any Loan Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding Loan Amount so declared to be due and payable, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and in case of any event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, the Loan Amount then outstanding, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7. Indemnification by the Company.  The Company shall indemnify each of Purchaser and its officers, directors, shareholders, members, partners, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses (as defined below, and whether or not involving any person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to (a) any material misrepresentation on the part of the Company, (b) a breach by the Company of any of the representations and warranties contained herein, or (c) any non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or in any of the Transaction Documents (including any certificates delivered in connection herewith or therewith).  If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.  “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

8. Appointment of Collateral Agent; Indemnification of Collateral Agent.

(a) Appointment of Collateral Agent.  Each Purchaser hereby appoints, authorizes and empowers Broadband to act as the collateral agent and as representative, attorney-in-fact and agent, with full power of substitution, to act in the name, place and stead of each of Purchaser, to take all actions necessary or appropriate in its judgment for the accomplishment of the terms of any of the  Purchase Document, and to act on behalf of each Purchaser and to do or refrain from doing all such further acts and things, to make all decisions and determinations, and to execute, deliver and receive all such documents, as it shall deem necessary or appropriate in conjunction with any of the transactions contemplated by the Transaction Documents.  This appointment may be terminated, and such termination shall be effective, upon the earlier of Broadband’s resignation as collateral agent and the written consent of the holders of a majority-in-interest of the Notes.

(b) Limitation of Liability; Indemnification.  In addition to any and all protections and rights that may be granted hereunder to Broadband as collateral agent, to the maximum extent permissible by law, Broadband will incur no liability with respect to any action or inaction taken or failed to be taken in connection with its services as the collateral agent, except its own willful misconduct or gross negligence.  In all questions arising under any of the Loan Documents, Broadband may rely on the advice of counsel of its choosing, and Broadband will not be liable to any party to any of the Loan Documents or any other person or party for anything done, omitted or suffered in good faith by it in its capacity as the collateral agent based on such advice.  Each of the Purchasers (a) agrees, jointly and severally, to indemnify, defend and save harmless Broadband from and against any and all loss, liability or expense (including the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with Broadband’s execution and performance of its duties as collateral agent under any of the Loan Documents (a “Collateral Agent Expense”), except to the extent that such Collateral Agent Expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of Broadband, in its capacity as collateral agent, and (b) acknowledges and agrees that the foregoing indemnities shall survive Broadband’s resignation as the collateral agent or the termination of any of the Transaction Documents.  In no event shall Broadband, in its capacity as the collateral agent, be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Broadband has been advised of the likelihood of such loss or damage and regardless of the form of action.

9. Miscellaneous.

(a) The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and Purchaser agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(c) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i) If to the Company, at:

International Surf Resorts, Inc.
1097 Country Coach Drive, Suite 705
Henderson, Nevada 89002
Attention of CEO
Tel:  (888) 689-0930
Fax:  (949) 706-1475

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention of Harvey Kesner, Esq.
Tel:  (212) 930-9700
Fax:  (212) 930-9725

(ii) If to a Purchaser, to the address set forth on its signature page hereto.

With copies (which shall not constitute notice) to:

Broadband Capital Management LLC
712 Fifth Avenue, 22nd floor
New York N.Y. 10019
Attention of Philip Wagenheim
Tel: (212) 277-5300
Fax: (212) 702-9830

and:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, NY 10017
Attention of Kenneth R. Koch, Esq.
Tel:  (212) 935-3000
Fax:  (212 983-3115

(d) No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to contracts solely performed within its borders, except with respect to the conflicts of law provisions thereof.

(f) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h) The Company understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by the Company, and that Purchaser shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Company of this Agreement, but shall be in addition to all other remedies available at law or equity to Purchaser.

(i) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(j) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERNATIONAL SURF RESORTS, INC.

By: ____________________________
Name:
Title:

Purchaser Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By: ____________________________
Name:
Title:

Purchase Price: ________________________

Address for Notice:

______________________________________
______________________________________
Attention of: ____________________________
Telephone: _____________________________
Facsimile:_______________________________

Broadband Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BROADBAND CAPITAL MANAGEMENT LLC

By: ____________________________
Name:
Title:

(but only with respect to its appointment as collateral agent pursuant to Section 8 hereof)

Schedule 1

LIST OF TARGETS

BioZone Holdings LLC
BioZone Laboratories, Inc.
EquaChem LLC
Equalon Pharma LLC
580 Garcia Properties LLC
BetaZone Laboratories, LLC

Schedule 2

LIST OF PRINCIPAL STOCKHOLDERS

ISR Investments LLC

Exhibit A

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON ANY CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE  SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

INTERNATIONAL SURF RESORTS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$2,250,000	New York, New York February ___, 2011

INTERNATIONAL SURF RESORTS, INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Broadband Capital Management LLC or its assigns (the “Holder”), the principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) (the “Principal Amount”), together with interest (computed on the basis of a 365-day year for the actual number of days elapsed) from the date hereof on the unpaid balance of such Principal Amount from time to time outstanding at the rate of ten percent (10%) per annum (“Interest”) until paid in full or converted as provided herein.

This Note is one of a series of Notes issued pursuant to the terms of the Securities Purchase Agreement, by and between the Company and each Purchaser signatory thereto, dated the date hereof (the “Purchase Agreement”), which contains, among other things, provisions for acceleration of the maturity hereof upon the happening of an Event of Default (as defined therein).  Payment of all amounts and all of the Company’s obligations under this Note are secured by a first priority security interest in favor of the Holder on the Company’s Assets (as defined in the Purchase Agreement) pursuant to the terms of that certain Security and Pledge Agreement, dated the date hereof, by and between the Company and the Holder and guaranteed and secured by certain pledged securities of the Principal Stockholders (as defined in the Purchase Agreement) pursuant to the terms of that certain Guarantee and Pledge Agreement dated the date hereof.  Capitalized terms used herein but otherwise not defined shall have the definitions ascribed to them in the Purchase Agreement.

1. Repayment of the Note.  The Principal Amount outstanding hereunder shall be payable in cash on the earlier of (a) six (6) months from the date hereof and (b) the closing date of the PIPE Offering (such earlier date being the “Maturity Date”).  The entire Principal Amount and all accrued and unpaid Interest shall be due and payable on the earlier of (1) the Maturity Date and (2) the occurrence of an Event of Default (as defined below).

2. No Prepayment of the Note.  The Principal Amount and Interest thereon shall not be prepaid in whole or in part by the Company, except in connection with the consummation of the PIPE Offering, in which case the Holder shall elect, at its sole option, either to (1) convert all of the Principal Amount then outstanding, plus all accrued and unpaid Interest thereon, into the PIPE Securities at a price per share or unit, as the case may be, equal to 80% of the PIPE Share Price (a “PIPE Conversion”) or (2) require the Company to repay the Principal Amount then outstanding plus all accrued and unpaid Interest on the Note in cash (a “PIPE Redemption”).  In the event that this Note is prepaid or converted before the date that is six months from the Closing Date (“Prepayment Date”), the Company shall pay to the Holder, in addition to any and all other amounts due and payable hereunder, a prepayment or early conversion penalty, as applicable, in an amount equal to (x) the Principal Amount (y) divided by $2,000,000 and (z) multiplied by $100,000 (the “Early Penalty Payment” and, with the Target Transaction Payment, “Other Payments”), by no later than two (2) business days after the Prepayment Date.

3. Target Transaction Payment. If the Target Transaction has not closed on or prior to the date that is six months from the Closing Date (the “Target Transaction Deadline”), in addition to any and all other amounts due and payable hereunder, the Company shall pay one hundred fifty percent (150%) of any portion of the Principal Amount then outstanding plus all accrued and unpaid Interest thereon (the “Target Transaction Payment”), by no later than two (2) business days after the Target Transaction Deadline.

4. Mechanics of Conversion or Redemption.  The Company shall cause notice of the closing of the PIPE Offering to be mailed to the Holder in accordance with the notice provisions of the Purchase Agreement at least five (5) days prior to the closing of such PIPE Offering.  Promptly upon receipt of such notice, the Holder shall notify the Company of its election of a PIPE Conversion or a PIPE Redemption, the Principal Amount and accrued and unpaid Interest to be converted or redeemed, as applicable, and the date on which such election shall be effective (the “Election Notice”).  The Company shall, (a) in the event of a PIPE Redemption, pay the Principal Amount and all accrued and unpaid Interest thereon as set forth in such Election Notice or, (b) in the event of a PIPE Conversion, issue and deliver to the Holder, or to its nominees, a certificate or certificates for the number of shares of capital stock or units, as applicable of the PIPE Securities (the “Conversion Stock”) to which the Holder is entitled.

5. No Fractional Shares.  No fractional shares of Conversion Stock shall be issued by the Company.  In lieu thereof, the shares of Common Stock otherwise issuable shall be rounded up to the nearest whole share of Conversion Stock.

6. Termination of Rights Under this Note.  This Note shall no longer be deemed to be outstanding, and all rights with respect to this Note shall immediately cease and terminate, upon receipt by the Holder of (a)(i) the Principal Amount outstanding and all accrued and unpaid Interest thereon, in the event of a PIPE Redemption or, (ii) the Conversion Stock, in the event of a PIPE Conversion, and (b) the Target Transaction Payment and Early Penalty Payment, if applicable.

7. Taxes or other Issuance Charges.  The Company shall pay any and all taxes or other expenses that may be payable in respect of any issuance or delivery of the Conversion Stock in the event of a PIPE Conversion.

8. Event of Default.  Upon the occurrence at any time of any Event of Default, the entire unpaid Principal Amount and all accrued and unpaid Interest thereon, plus all Other Payments, if applicable, shall become immediately due and payable in cash without notice or demand.  The Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of Nevada or afforded by other applicable law.

9. Non-Waiver.  The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date.  No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

10. Waiver by the Company.  The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note, except as specifically provided herein.

11. Usury Savings Clause.  The Company and the Holder intend to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is the Company’s and Holder’s express intention that the Company not be required to pay Interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 10 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the balance of the Principal Amount of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

12. Holder Not a Stockholder.  The Holder shall not have, solely on account of such status as a holder of this Note, any rights of a stockholder of the Company, either at law or in equity, or any right to any notice of meetings of stockholders or of any other proceedings of the Company until such time as this Note has been converted, at which time the Holder shall be deemed to be the holder of record of the Conversion Stock, as applicable, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Conversion Stock shall not then have been actually delivered to the Holder.

13. Miscellaneous.

(a) Governing Law; Venue.  This Note shall be governed by and interpreted in accordance with the Uniform Commercial Code as from time to time in effect in the State of Nevada as to matters within the scope thereof, and, with respect to all other matters, shall be governed by and interpreted in accordance with the laws of the State of New York, without regard for any conflict of laws. The Company irrevocably consents to the exclusive jurisdiction of any Federal or State of New York sitting in New York County, New York in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

(b) Successors and Assigns.  This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Holder may assign all or any portion of its rights hereunder to its Affiliate without such consent by giving written notice of such assignment to the Company.  Assignment of all or any portion of this Note in violation of this Section shall be null and void.

(c) Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in accordance with Section 8(c) of the Purchase Agreement.

(d) Amendment; Waiver.  No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holder.

(e) Invalidity.  Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invaliding the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Section and Paragraph Headings.  The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Note.

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SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

INTERNATIONAL SURF RESORTS, INC.

By:______________________________

Name:____________________________

Title:_____________________________

Exhibit B

FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INTERNATIONAL SURF RESORTS, INC.

Warrant

Warrant Number: [●]
Date of Issuance: February [●], 2011 (“Issuance Date”)

INTERNATIONAL SURF RESORTS, INC., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [●], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant (including any Warrants issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times on or after the date hereof (the “Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below) and/or other securities, the number of shares, subject to adjustment as provided herein, of fully paid, non-assessable shares of Common Stock (as defined below) set forth below in Section 1(c) (the “Warrant Securities”).  This Warrant is one of a series of Warrants being issued pursuant to that certain Securities Purchase Agreement, dated the date hereof (the “SPA Date”), by and between the Company and the Holder (the “Securities Purchase Agreement”).  Except as otherwise defined herein, capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement.

1.	EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company by no later than two (2) Trading Days of an amount equal to the applicable Exercise Price in effect on the date of exercise multiplied by the number of Warrant Securities as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by delivery of the Exercise Notice to the Company specifying that this Warrant is being exercised as a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Securities shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Securities.  On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and Corporate Stock Transfer, Inc. (the Company~~'~~s “Transfer Agent”).  On or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Securities to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Securities with respect to which this Warrant has been exercised, irrespective of the date such Warrant Securities are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Securities, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Securities represented by this Warrant submitted for exercise is greater than the number of Warrant Securities being acquired upon an exercise, then the Company shall as soon as practicable and in no event by no later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Securities purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Securities with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all transfer taxes which may be payable with respect to the issuance and delivery of Warrant Securities upon exercise of this Warrant.

(b) Exercise Price; Number of Warrant Securities.  For purposes of this Warrant, “Exercise Price” means 120% of the PIPE Share Price (as defined in the Securities Purchase Agreement), subject to adjustment as provided herein.  The “Warrant Securities” means a number of shares of Common Stock and/or other securities, including units of securities, sold in the PIPE Offering, subject to adjustment as provided herein, equal to (x) the Warrant Coverage (as defined below) multiplied by (y) the Purchase Price (as defined in the Securities Purchase Agreement), (z) divided by the PIPE Share Price.  “Warrant Coverage” means (i) 50% of the Purchase Price, if the PIPE Offering (as defined in the Securities Purchase Agreement) closes on or prior to 120 days after the Closing Date (as defined in the Securities Purchase Agreement), (ii) 75% of the Purchase Price, if the PIPE Offering closes after 120 days but before 150 days, after the Closing Date, and (iii) 100% of the Purchase Price, if the PIPE Offering closes after 150 days after the Closing Date.

(c) Company’s Failure to Timely Deliver Securities.  If within three (3) Trading Days of receipt of the Exercise Notice, the Company shall fail to issue to the Holder a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such third Trading Day the Holder purchases (or any third party on behalf of such Investor or for the Investor’s account purchases,  in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s written request and at the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Securities) or credit the Holder’s balance account with DTC for such Warrant Securities shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Securities or credit the Holder’s balance account with DTC for the number of such Warrant Securities and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the Closing Bid Price on the Share Delivery Date.

(d) Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement covering the Warrant Securities that are the subject of the Exercise Notice (the “Unavailable Warrant Securities”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Securities, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Securities at the time of such exercise.

(e) Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Securities issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Securities shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(f) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Securities, the Company shall promptly issue to the Holder the number of Warrant Securities that are not disputed.

(g) Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of record of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(h) Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein.  Upon any such registration of transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

2.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SECURITIES.  The Exercise Price and the number of Warrant Securities issuable upon exercise of this Warrant, as applicable, shall be adjusted from time to time as follows:

(a) Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the SPA Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Securities will be proportionately increased.  If the Company at any time on or after the SPA Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Securities will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment of Exercise Price Upon Issuance of New Securities at Less Than the Exercise Price.  In the event the Company shall at any time after the date hereof and on or prior to the earlier of the exercise of this Warrant in full and the one (1) year anniversary of the date hereof, issue New Securities, without Consideration or for a Consideration per share less than the applicable Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to the Consideration per share received by the Company for such issue or deemed issue of the New Securities; provided, that, if such issuance or deemed issuance was without Consideration, then the Company shall be deemed to have received an aggregate of $0.001 of Consideration for all such New Securities issued or deemed to be issued; provided further, that, in the event of an Adjustment pursuant to this Section 2(b), the number of Warrant Securities issuable upon exercise of this Warrant shall not change.

(c) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Securities so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Securities as otherwise determined pursuant to this Section 2.

(d) Adjustments Generally.  If the Warrant Securities underlying this Warrant include securities that are convertible or exercisable, then such Warrant Securities shall be adjusted from time to time for all of the events that would cause an adjustment to the securities issued in the PIPE Offering, notwithstanding that this Warrant has not been exercised and that the Warrant Securities are not outstanding at the time of the event giving rise to such adjustment.

3.	RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor:

(i)           Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 2(a) above);

(ii)           any cash paid or payable otherwise than as a cash dividend; or

(iii)           Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 2(a) above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.  For purposes of this Section 3, if the PIPE Offering includes securities that are convertible into Common Stock, the calculation will be made on the basis of the number of shares the Holder would hold if the Holder had converted such securities.

(b) Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of Warrant Securities or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

4.
FUNDAMENTAL TRANSACTIONS.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes this Warrant in accordance with the provisions of this Section 4, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock or other securities equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.   In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction (including, if the Warrant Securities underlying this Warrant include securities that are convertible or exercisable, had such Warrant Securities been converted or exercised, as applicable, into shares of Common Stock).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.  Notwithstanding the foregoing, in the event of a Fundamental Transaction (i) in which holders of Common Stock receive all cash or substantially all cash or (ii) with a Person whose common stock or equivalent equity security is not quoted or listed on an Eligible Market, and, in either case, at the request of the Holder delivered within 30 days after consummation of the Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within seven Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction.

5.
NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

6.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Securities which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.	REISSUANCE OF WARRANTS.

(a) Transfer of Warrant.  Subject to Section 14 of this Warrant, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Securities being transferred by the Holder and, if less then the total number of Warrant Securities then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Securities not being transferred.

(b) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Securities then underlying this Warrant.

(c) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Securities then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Securities as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.  Notwithstanding anything to the contrary herein, in no event shall the original Warrant be subdivided into more than three (3) separate Warrants and such new Warrants shall not be further subdivided.

(d) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Securities then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Securities designated by the Holder which, when added to the number of shares of Common Stock and/or other securities underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Securities then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.	NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Securities Purchase Agreement.

9.
AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

10.
GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11.
CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.
DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Securities, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Securities within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Securities to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  The prevailing party in any dispute resolved pursuant to this Section 12 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.
REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transactions Documents, as applicable, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder may be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.  The issuance of Warrant Securities and certificates for such Warrant Securities as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.

14.
TRANSFER.  Subject to compliance with applicable laws, this Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

15.
WARRANT AGENT.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholder services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

16.	SEVERABILITY. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

17.	CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg using (i) a price per share of Common Stock equal to the Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Dollar – LIBOR swap rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (iii) an expected volatility equal to the greater of 100% or the 30-day realized volume up to and including the Trading Day immediately after the public announcement of the applicable Fundamental Transaction, and (iv) a remaining option time equal to the number of calendar days between the date of the public announcement of the applicable Fundamental Transaction and the expiration of the Exercise Period.

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f) “Consideration” means, in the case of issuance of New Securities issued (i) for cash, the amount of cash received by the Company; (ii) for property other than cash, the property value computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors of the Company; and (iii) together with other shares or securities or other assets of the Company for consideration which covers both, the proportion of such Consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the board of directors of the Company. The Consideration per share received by the Company for New Securities that are Options or Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as Consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional Consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The American Stock Exchange, The NASDAQ Global Market ~~or~~, The NASDAQ Capital Market or the Over the Counter Bulletin Board.

(i) “Expiration Date” means the date that is five (5) years following the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(j) “Fundamental Transaction” means (other than the Target Transfaction) that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; or (vii) the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary.

(k) “New Securities” means all shares of Common Stock issued or deemed to be issued by the Company after the SPA Date, other than (i) the following shares of Common Stock and (ii) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities outstanding as of the Closing Date: (a) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 2(a); (b) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; ~~or~~ (c) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security; (d) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries in consideration for services rendered, as approved in each case by the independent members of the Company's board of directors; (e) shares of Common Stock or Convertible Securities .issued as consideration for a transaction, including the Target Transaction, or (f) shares of Common Stock, Options or Convertible Securities issued in connection with the Company's strategic relationships or joint ventures.

(l) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o)  “Principal Market” means the principal securities exchange or securities market on which the Common Stock is then traded.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(r) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which the Common Stock is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets, Inc. (or any similar organization or agency succeeding to its functions of reporting prices).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set out above.

INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THIS WARRANT

INTERNATIONAL SURF RESORTS, INC.

The undersigned holder hereby exercises the right to purchase _________________ PIPE Securities (“Warrant Securities”) of INTERNATIONAL SURF RESORTS, INC., a Nevada corporation (the “Company”), evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Securities; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Securities.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Securities to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Securities.  The Company shall deliver to the holder __________ Warrant Securities in accordance with the terms of the Warrant and, after delivery of such Warrant Securities, _____________ Warrant Securities remain subject to the Warrant.

Date: _______________ __, ______

__________________________
Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Corporate Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [___ ____], 20[__] from the Company and acknowledged and agreed to by Corporate Stock Tansfer, Inc.

INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

EXHIBIT B

ASSIGNMENT FORM

INTERNATIONAL SURF RESORTS, INC.

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _______________ __, ______
Holder’s Signature:
Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) dated as of the [●] day of February, 2011, is entered into by and between International Surf Resorts, Inc., a Nevada corporation (the “Company”), and "Investor" each of the Purchasers signatory to that certain Purchase Agreement (each, an "Investor" and collectively, the "Investors") dated the date hereof by and between the Company and the Investors (the “Purchase Agreement”).  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning ascribed to such term in the preamble hereof.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor” and "Investors" shall have the meaning ascribed to such term in the preamble hereof.

“ Investor Indemnified Party” is defined in Section 4.3.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Person” shall be construed as broadly as possible and shall include an individual, corporation, association, partnership (including a limited liability partnership or a limited liability limited partnership), limited liability company, estate, trust, joint venture, unincorporated organization or a government or any department, agency or political subdivision thereof.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.4.

“Registrable Securities” means (i) the securities issuable upon conversion of the Note, (ii) the shares of Common Stock or other securities issuable upon exercise of the Warrant, and (iii) any shares of Common Stock or other securities issued or issuable in respect of such shares of Common Stock or other securities upon any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, sale of assets or similar event.  As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective, and they have been disposed of pursuant to such effective registration statement, (ii) all such shares are available for sale and can be sold (whether or not so sold) without restriction to the public pursuant to Rule 144 (or any successor rule), (iii) they shall have been otherwise transferred and the subsequent disposition of them shall not require registration under the Securities Act, or (v) they shall have ceased to be outstanding.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Purchase Agreement” shall have the meaning ascribed to such term in the preamble hereof.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1. Request for Registration. At any time and from time to time on or after the Closing Date, the holders of a majority-in-interest of such Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities.

2.1.2. Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3. Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4. Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5. Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.1.6. Deadline for Effectiveness; Penalty for Delays.  Promptly following the demand for a Demand Registration, the Company shall prepare and file with the SEC a Registration Statement on Form S-1 covering the resale of the Registrable Securities.  The Company shall use its best efforts to cause the Registration Statement to become effective, if the Registration Statement does not become subject to review by the Commission, the date which is the earliest of (a) sixty (60) days after the date of initial filing of such Registration Statement (“DemandFiling Date”) or (b) five (5) Trading Days after the Company receives notification from the Commission that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the Commission, the date which is one hundred and twenty (120) days after the Demand Filing Date (the “Effectiveness Deadline”).  If a Registration Statement covering the Registrable Securities is not effective on or prior to the Effectiveness Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the Effectiveness Deadline for which no Registration Statement is effective with respect to the Registrable Securities.  Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief.  Such payments shall be made to each Investor in cash no later than three (3) Business Days after the end of each 30-day period.

2.2 Piggy-Back Registration.

2.2.1. Piggy-Back Rights. Commencing as of the PIPE Offering, and if at any time on after the date of this Agreement, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as have been requested by such holders in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.  Penalties agreed to by the Company, if any, with regard to the timing of filing and effectiveness of a Registration Statement covering the securities issued in the PIPE Offering for the benefit of any investors in the PIPE Offering shall be deemed to have been agreed to, and shall apply on the same basis for the benefit of the Investors.

2.2.2. Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)  If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3. Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably practicable, and in connection with any such request:

3.1.1. Filing Registration Statement. The Company shall, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.4; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by a Chief Executive Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2. Prior Notification. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders and  to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.3. Subsequent Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.4. Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.5. State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6. Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement. No holder of Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7. Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8. Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9. Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10. Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11. Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(iv) or upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1 and any Piggy-Back Registration pursuant to Section 2.2 and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.  Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such underwriter within the meaning of the Securities Act, against any expenses, losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such expenses, losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such expense, loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1. If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.

4.4.3. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in Section 4.4.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be, and shall be deemed to be, freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their successors and permitted assigns.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

If to the Company, at:

International Surf Resorts, Inc.
1097 Country Coach Drive, Suite 705
Henderson, Nevada 89002
Attention of CEO
Tel: (888) 689-0930
Fax: (949) 706-1475

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention of Harvey Kesner, Esq.
Tel: (212) 930-9700
Fax: (212) 930-9725

(a) If to an Investor, to the address on the signature page hereto.

With a copy (which shall not constitute notice) to:
Broadband Capital Management LLC
712 Fifth Avenue, 22nd floor
New York N.Y. 10019
Attention of [Philip Wagenheim]
Tel: (212) 277-5300
Fax: (212) 702-9830

and:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, NY 10017
Attention of Kenneth R. Koch, Esq.
Tel: (212) 935-3000
Fax: (212 983-3115

6.3 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in counterparts, and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

6.5 Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the subject matter hereof.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Investor or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

(Remainder of page intentionally left blank.  Signature pages to follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement or caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

THE COMPANY: INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

Investor Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their resepctive authorized signatories as of the date first indicated above.

INVESTOR: INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

Address for Notice:

Attention of:
Telephone:
Facsimile:

Exhibit D

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Agreement") made as of February _, 2011. by and among International Surf, Inc. (the "Issuer") and Broadband Capital Management LLC (the "Placement Agent''), whose addresses and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and Continental Stock Transfer & Trust Company, 17 Battery Place. 8th Floor, New York, NY 10004 (the "Escrow Agent").

WITNESSETH:

WHEREAS. the Issuer and certain purchasers will be entering into the securities purchase agreement (the "Purchase Agreement—), pursuant to which the Issuer shall issue and sell to each of the purchasers, and each of the purchasers shall purchase from the Issuer, (i) secured convertible promissory notes (the "Notes"), in an aggregate principal amount of two million Dollars ($2,000,000) (the "Minimum Offering Amount''), and (ii) a warrant. to purchase securities issuable in the PIPE Offering (as defined below), for a total aggregate purchase price of two million Dollars ($2,000,000) (the "subscription monies," and the foregoing transaction shall be referred to as the "Transaction"):

WHEREAS. within one hundred (120) days from the closing date of the transactions contemplated by the Purchase Agreement (the "Closing Date"), the Issuer will consummate a transaction with a target, all as more fully set forth in the Purchase Agreement; (the "Target Transaction");

WHEREAS, immediately after or simultaneously with the Target Transaction, the Issuer shall use its best efforts to close a private placement of its securities yielding gross proceeds to the Issuer of at least eight million Dollars ($8.000.000) (the "PIPE Offering");

WHEREAS, the Offering Proceeds is intended to be used by the Company for the Use of Proceeds (as defined in the Purchase Agreement):

WHEREAS. in order to implement the intended Use of Proceeds. the subscription monies shall be deposited by the purchasers directly into an escrow account (the "Escrow

Account") established at the Escrow Agent, such subscription monies to be held and released in accordance with the terms hereof;

WHEREAS, the Escrow Agent has agreed to establish a special hank account at J.P. Morgan Chase Bank (the -Bank-) into which the subscription monies, which will be received by the Escrow Agent from the purchasers and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereto hereby agree as follows:

1.           Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the "Information Sheet").

2.           Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the "Bank Account"). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) from prospective purchasers of the Securities which are delivered to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Placement Agent shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the -Effective Date"), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

2.3 The "Offering Period," which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Placement Agent's discretion (an "Extension Period") only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the "Termination Date". Except as provided in Section 4.3 hereof, after the Termination Date, the Placement Agent shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3.           Deposits to the Bank Account.

3.1 All monies which the Escrow Agent receives from prospective purchasers of the Securities shall be in the form of checks or wire transfers, provided however that "Cashiers" checks and "Money Orders" must be in amounts greater than $10,000; Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent's receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to "CST&T AAF International Surf Escrow Account." Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Placement Agent (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as "Escrow Amounts." The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Placement Agent (or the Issuer, if such deposit is made by the Issuer) shall inform the Escrow Agent in writing of the name, address, and the tax identification number of the purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name address, tax identification number and the number of shares/units. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent's regular business hours.

3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the "Fund."

3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by both the Issuer and the Placement Agent.

4.           Disbursement from the Bank Account.

4.1 If by the close of regular banking hours on the Termination Date the Escrow Agent determines that the amount in the Fund is less than the Minimum Offering Amount, as indicated by the Subscription Information submitted to the Escrow Agent, then in either such case. the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter clears the banking system, without interest thereon or deduction there from. by drawing checks on the Bank Account for the amounts of such payments and transmitting them to the purchasers. In such event, the Escrow Agent shall promptly notify the Issuer and the Placement Agent of its distribution of the Fund.

4.2 At any time up to the close of regular banking hours on any business day. upon receipt by the Escrow Agent of joint written instructions from the Issuer and the Placement Agent stating (i) that any one of the following conditions for release of any or all of the Fund has been met for disbursement; (ii) the amount that should be disbursed, and (iii) the party to whom such amount should be disbursed, the Escrow Agent shall promptly disburse the Fund only in accordance with such written instructions:

a.           The Transaction is terminated before the Closing Date pursuant to Section 3.6 hereof,

b.            Some or all of the Fund should be disbursed to the Issuer as a Use of Proceeds:

c.            Some or all of the Fund should be disbursed to a purchaser because it has exercised its right to a PIPE Redemption (as defined in the Purchase Agreement); or

d.            Some or all of the Fund should be disbursed to the Issuer because a purchaser has exercised its right to a PIPE Conversion (as defined in the Purchase Agreement).

4.3 Upon disbursement of the entire Fund pursuant to the terms of this Article 4. the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

5.            Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Placement Agent, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Purchase Agreement or any other agreement between the Placement Agent and the Issuer nor shall the Escrow Agent be responsible for the performance by the Placement Agent or the Issuer of their respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Placement Agent, the Issuer or any purchaser any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1. nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Placement Agent, the Issuer or any purchaser except as to the amount of such payments: however, the Escrow Agent shall notify the Placement Agent within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agent shall he under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Placement Agent any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 The Escrow Agent shall he entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

5.6 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination. are in conflict either with other instructions received by it or with any provision of this Agreement. it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof in the Bank Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.7 The Escrow Agent shall not be liable for any action taken or omitted hereunder. or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall he entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.8 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof

6. Amendment: Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer, the Placement Agent and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer and the Placement Agent specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer or the Placement Agent in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall deposit the Fund with any court it deems appropriate. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6. the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer and the Placement Agent for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7.           Representations and Warranties. The Issuer and the Placement Agent hereby severally represent and warrant to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 The Subscription Information submitted with each deposit shall. at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.3 The Placement Agent has filed a financing statement under the Uniform Commercial Code in the State of Nevada claiming a first priority security interest in the Escrow Amounts or the Fund or any part thereof.

7.3 Reasonable controls have been established and required due diligence performed to comply with "Know Your Customer" regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8.           Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition. the Issuer and the Placement Agent jointly and severally agree to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to. reasonable counsel fees

9.           Indemnification and Contribution.

9.1 The Issuer and the Placement Agent (collectively referred to as the 'Indemnitors") jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.3           The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

II. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding. upon the parties hereto and their respective successors and assigns: provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent: and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12.           Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested. or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer or the Placement Agent, at their respective addresses set forth on the Information Sheet, and if to the Escrow Agent. at its address set forth above, to the attention of the Trust Department.

13.           Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable. The remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

14.           Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: ________________________________
Name:
Title:

BROADBAND CAPITAL MANAGEMENT LLC

("Placement Agent")

By: ________________________________
Name:
Title:

INTERNATIONAL SURF RESORTS, INC.

("Issuer)

By: ________________________________
Name:

Exhibit E

FORM OF SECURITY AND PLEDGE AGREEMENT

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”), dated as of February __, 2011, is made by and between International Surf Resorts, Inc., a Nevada corporation (the “Grantor”), and Broadband Capital Management LLC, as collateral agent (the “Collateral Agent”) on behalf of and for the benefit of the Purchasers as defined in that certain Securities Purchase Agreement with the Grantor, dated the date hereof (the “Purchase Agreement;” and the Purchasers, together with the Collateral Agent, are collectively referred to herein as the “Secured Parties”).

WHEREAS, pursuant to the Purchase Agreement, the Grantor agreed to sell and issue to the Purchasers, and the Purchasers agreed to purchase, secured convertible promissory notes (the “Notes”) and certain other securities;

WHEREAS, it is a condition precedent to the issuance of the Notes and such other securities that the Grantor and the Collateral Agent, for the benefit of the Purchasers, enter into this Security Agreement, pursuant to which the Grantor will grant to the Secured Parties a first priority security interest in all of the assets of the Grantor, including the pledge by the Grantor to the Secured Parties of its interests in the Pledged Equity, in order to secure the obligations of the Grantor under the Notes; and

WHEREAS, the Purchasers have appointed Broadband Capital Management LLC as Collateral Agent under the terms of the Purchase Agreement.

In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor, the Collateral Agent and the Purchasers hereby agree as follows:

SECTION 1. Grant of Security Interest.  As collateral security for the payment and performance when due of the Obligations (defined below), Grantor hereby collaterally assigns, mortgages, and pledges to the Secured Parties, and hereby grants to the Secured Parties a first priority security interest in all of Grantor’s right, title and interest in, to and under the Collateral (defined below). Grantor agrees that this Security Agreement shall create a first priority continuing security interest in the Collateral which shall remain in effect until the payment and performance in full of all of the Obligations.

SECTION 2. Collateral Agent’s Rights and Obligations.  Grantor shall remain liable under all accounts, accounts receivable, instruments and documents and general intangibles.  The Collateral Agent shall not have any obligation or liability under any accounts, accounts receivable, instruments and documents or general intangibles by reason of this Security Agreement or the exercise of Collateral Agent’s rights and remedies hereunder, nor shall the Collateral Agent be required to perform Grantor’s obligations pursuant thereto.  At any time, the Collateral Agent shall have the right to verify accounts receivable constituting a portion of the Collateral and Grantor agrees to cooperate with the Collateral Agent in arranging for such verification.  After the occurrence of an Event of Default (defined below), the Collateral Agent may notify account debtors that the accounts receivable have been assigned to the Collateral Agent and that payments may be made directly to the Collateral Agent or as otherwise directed by the Collateral Agent.  At the request of the Collateral Agent at any time after the occurrence of an Event of Default, the Grantor will so notify such account debtors.  Notwithstanding any such action, the Collateral Agent shall have no obligation to inquire as to the sufficiency of any payment received by it on account of any of Grantor’s accounts receivable or to take any action to collect or enforce the payment of any account receivable.

SECTION 3. Definitions; Interpretation.

(a) As used in this Security Agreement, the following terms shall have the following meanings:

“Collateral” means all assets, including without limitations, as described on Exhibit A attached hereto, except to the extent any such property (i) is non-assignable by its terms without the consent of the licensor thereof or another party, (ii) the granting of a security interest therein is contrary to applicable law, or (iii) that is now or hereafter subject to a lien within the meaning of subsection (vii) of the definition of “Permitted Liens” in this Section 4.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Event of Default” has the meaning set forth in the Purchase Agreement.

“Intellectual Property” means all of Grantor’s right, title, and interest in and to the following, including such intellectual property owned on the date hereof and set forth on Schedule 1 annexed hereto, except to the extent any security interest hereunder would cause any application for a Trademark to be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all U.S. trademark applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not affect the status or validity of such trademark:

(a)	Copyrights, Trademarks and Patents;

(b)	and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)	and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)
and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)	licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)	amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)	proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Notes, the Purchase Agreement, the Guarantee and Pledge Agreement and all other documents, instruments or certificates required to be delivered by Grantor at or prior to the Closing pursuant to the Purchase Agreement (collectively, the “Purchase Documents”); together with all extensions or renewals thereof, whether for principal, interest, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owned with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Security Agreement (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations, whether or not a claim is allowed against Grantor for such amounts in the related bankruptcy proceeding).

“Patents” means all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Liens” mean: (i) Liens in favor of the Secured Parties in respect of the Obligations hereunder; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. GAAP; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) Liens upon or in any equipment now or hereafter acquired or held by the Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing or refinancing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon and proceeds thereof; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (ii) and (vi) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase other than for accrued interest and premium on the amount of principal being extended, refinanced or renewed.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Equity” means all shares of stock, partnership interests, limited liability company interests and all other equity interests in a Person, whether such stock or interests are classified as Investment Property or General Intangibles under the UCC now or hereafter owned by Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 2 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Purchase Documents” means this Security Agreement, the Purchase Agreement, and the Note, each as amended, modified, renewed, extended or replaced from time to time.

“Secured Parties” means the Collateral Agent and all Purchasers.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the parts of the goodwill of the business connected with the use of and symbolized by such marks.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

(b) Where applicable and except as otherwise defined herein, terms used in this Security Agreement shall have the meanings assigned to them in the UCC.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement or if not defined there in the Note.

(c) In this Security Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Security Agreement; (iii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Security Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iv) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation;” and (v) the term “or” shall not be limiting.

SECTION 4. First Priority Security Interest.

(a) Subject to Permitted Liens, as security for the payment and performance of the Obligations, the Grantor hereby pledges, assigns and grants to the Secured Parties, a first priority security interest in all of the Grantor’s right, title and interest in, to and under all of the Collateral that shall remain in effect until terminated in accordance with Section 20 hereof.

SECTION 5. Financing Statements, Etc.  The Grantor hereby authorizes the Collateral Agent to file (with a copy thereof to be provided to the Grantor contemporaneously therewith), at any time and from time to time thereafter, all financing statements, financing statement assignments, continuation financing statements, and UCC filings, in form reasonably satisfactory to the Collateral Agent. The Grantor shall execute and deliver and shall take all other action, as the Collateral Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Secured Parties in the Collateral (subject to the terms hereof) and to accomplish the purposes of this Security Agreement.  Without limiting the generality of the foregoing, the Grantor ratifies and authorizes the filing by the Collateral Agent of any financing statements filed prior to the date hereof that accomplish the purposes of this Security Agreement.

SECTION 6. Representations and Warranties.  The Grantor represents and warrants to the Collateral Agent that:

(a)           Grantor’s full legal name, as it appears in official filings in the State of Nevada, is International Surf Resorts, Inc.  Grantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to execute, deliver and perform its obligations under this Security Agreement. Grantor has not within the five year period preceding the date hereof had a different name from Surf A Movie Solutions, Inc.

(b)           The execution, delivery and performance by the Grantor of this Security Agreement has been duly authorized by all necessary corporate action of the Grantor, and this Security Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           Except for the filing of appropriate financing statements, no authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Grantor of this Security Agreement unless the same has already been obtained or is being obtained simultaneously in connection herewith.

(d)           This Security Agreement creates a first priority security interest that is enforceable against the Collateral and will create a first priority security interest that is enforceable against the Collateral in which the Grantor hereafter acquires rights at the time the Grantor acquires any such rights.

(e)           The Grantor has the right and power to grant the pledge and security interests in the Collateral to the Secured Parties in the Collateral, and the Grantor is the sole and complete owner of the Collateral, free from any Lien other than the liens and security interests in favor of the Secured Parties, and the other Permitted Liens.

(f)           Grantor acknowledges and agrees that the Lien that secures the Obligations (A) is separate and distinct from any and all other Liens on the Collateral, (B) is enforceable without regard to whether or not any other Lien shall be or become void, voidable or unenforceable or the indebtedness, obligations or liabilities secured by any such other Lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (C) shall not merge with or be impaired by any other Lien.

(g)           A true and complete list of all Intellectual Property owned by Grantor, in whole or in part; is set forth on Schedule 1 attached hereto.

(h)           Schedule 2 attached hereto sets forth all of the Pledged Equity owned by the Grantor, and the percentage ownership in each issuer thereof.

SECTION 7. Covenants of the Grantor.  Until this Security Agreement has terminated in accordance with Section 20 hereof, the Grantor agrees to do the following:

(a) The Grantor shall give prior written notice to the Collateral Agent (and in any event not later than thirty (30) days prior to any change described below in this subsection) of: (i) any change in the Grantor’s name; (ii) any changes in the Grantor’s identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; or (iii) any change in jurisdiction of organization; provided that the Grantor shall not locate any Collateral outside of the United States nor shall the Grantor change its jurisdiction of organization to a jurisdiction outside of the United States.

(b) The Grantor shall not surrender or lose possession of (other than to the Secured Parties), sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business consistent with past practice and except to the extent of equipment that is obsolete or no longer useful to its business.

(c) The Grantor shall keep the Collateral free of all Liens except the liens and security interests in favor of the Secured Parties and the other Permitted Liens.

(d) The Grantor shall protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Collateral Agent in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Grantor’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s written consent.

(e) So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms or purpose of this Security Agreement.

(f)           Grantor shall not use or permit Collateral to be used in violation of any applicable law, rule or regulation or in violation of any policy of insurance covering the Collateral.

(g)           Grantor shall maintain such insurance with respect to liabilities, losses or damage in respect of the assets and properties of Grantor as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry.

(h)           Grantor shall deliver any and all originals of Collateral consisting of certificates or Instruments to Collateral Agent, accompanied by Grantor’s endorsement, where necessary of transfer or assignments in blank, in form and substance satisfactory to Collateral Agent.

(i)           Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith.

SECTION 8. Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right, to, in the name of the Grantor, or in the name of the Secured Parties, upon notice to, but without the requirement of assent by the Grantor, and the Grantor hereby constitutes and appoints the Collateral Agent  (and any employees or agents designated by the Collateral Agent) as the Grantor’s true and lawful attorney-in-fact, with full power and authority to (a) upon and during the continuance of an Event of Default: (i) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (ii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Grantor, that such Collateral Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Secured Parties’ security interests therein and to accomplish the purposes of this Security Agreement and (b) to pay or discharge taxes or Liens (other than Liens permitted under this Security Agreement or the Purchase Documents) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand.  The foregoing power of attorney is coupled with an interest and is irrevocable so long as the Obligations have not been indefeasibly paid and performed in full and the commitments not terminated.  The Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 9.

SECTION 9. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default (as defined in the Purchase Agreement), the Collateral Agent as agent for the Secured Parties shall have, in addition to all other rights and remedies granted to the Secured Parties in this Security Agreement, and all other Purchase Documents, all rights and remedies of a Collateral Agent under the UCC and other applicable laws. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, upon the election of the holders of the majority-in-interest of the Notes, may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Grantor’s assets, without charge or liability to the Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Collateral Agent deems advisable; provided, however, that the Grantor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Secured Parties.  The Collateral Agent, upon the election of the majority-in-interest of the Notes, shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantor hereby releases, to the extent permitted by law.  The Grantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantor set forth herein or subsequent address that the Grantor provides to the Collateral Agent in writing, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent five (5) business days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.  Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may (i) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Collateral Agent deems appropriate, (iii) take possession of Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause, and (iv) collecting any Obligation.

(b) The cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein shall be applied first, to the payment of the costs and expenses of the Secured Parties in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to the Secured Parties pursuant to Section 14 hereof; and second, to the payment of the Obligations.  Any surplus thereof that exists after payment and performance in full of the Obligations shall be promptly paid over to the Grantor or otherwise disposed of in accordance with the UCC or other applicable law.  The Grantor shall remain liable to the Secured Parties for any deficiency that exists after any sale or other disposition or collection of the Collateral and Grantor shall be liable for the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.

(c) Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Parties  may be compelled, with respect to any sale of all or any part of the Pledged Equity conducted without prior registration or qualification of such Pledged Equity under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own respective accounts, for investment and not with a view to the distribution or resale thereof.  Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that the Secured Parties shall have no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Secured Parties determine to exercise their right to sell any or all of the Pledged Equity, upon written request, Grantor shall and shall cause each issuer of any Pledged Equity to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the amount of Pledged Equity which may be sold by the Secured Parties in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Collateral Agent to Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) except as otherwise specified in the Purchase Documents, all rights of Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of Grantor and shall forthwith be paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

(e) In order to permit Secured Parties to exercise the voting and other consensual rights which they may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which they may be entitled to receive hereunder, (I) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request, and (II) without limiting the effect of clause (I) above, Grantor hereby grants to Collateral Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations, the cure of such Event of Default or waiver thereof as evidenced by a writing executed by Collateral Agent.

(f) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) the Secured Parties shall have the right (but not the obligation) to bring suit, in the name of Grantor, the Secured Parties or otherwise, to enforce any Collateral constituting Intellectual Property, in which event Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties as provided in Section 14 hereof, in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Collateral constituting Intellectual Property as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Collateral constituting Intellectual Property by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from the Collateral Agent, Grantor shall execute and deliver to Collateral Agent an assignment or assignments of the Collateral constituting Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement; and (iii) Grantor agrees that such an assignment and/or recording shall be applied to reduce the Obligations outstanding only to the extent that the Secured Parties receive cash proceeds in respect of the sale of, or other realization upon, the Collateral constituting Intellectual Property.

(g) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, Grantor, effective upon the occurrence and during the continuation of an Event of Default, hereby assigns, transfers and conveys to the Secured Parties the nonexclusive right and license to use all Trademarks, Copyrights, Patents or technical processes owned or used by Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Parties to realize on the Collateral in accordance with this Security Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, assigns and transferees of the Secured Parties and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

SECTION 10. Secured Parties’ Rights; Certain Waivers.  The Grantor waives, to the fullest extent permitted by law:  (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Parties to:  (A) proceed against any Person, (B) exhaust any other collateral or security for any of the Obligations, (C) pursue any remedy in the Secured Parties power or (D) except as provided herein or in the Note, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against the Secured Parties arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 11. Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (i) if delivered by hand, when received,  (ii) if sent by a nationally recognized courier service, one business day after delivery to such courier service, (iii) if transmitted by facsimile or e-mail, at the time such transmission is confirmed to the sender, (iv) if sent by certified mail, four business days after delivery to the postal system, in each case addressed as follows in the case of the Company and the Collateral Agent or to such other address as may be hereafter notified by the respective parties hereto:

If to Grantor:

Grantor:	International Surf Resorts, Inc. 1097 Country Coach Drive, Suite 705 Henderson, Nevada 89002 Attention of CEO Tel: (888) 689-0930 Fax: (___) ___-____
With a copy (which shall not constitute notice) to:	Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Attention of Harvey Kesner, Esq. Tel: (212) 930-9700 Fax: (212) 930-9725

If to the Collateral Agent:

Collateral Agent:	Broadband Capital Management LLC 712 Fifth Avenue, 22nd floor New York N.Y. 10019 Attention of Philip Wagenheim Tel: (212) 277-5300 Fax: (212) 702-9830
With a copy (which shall not constitute notice) to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The Chrysler Center 666 Third Avenue New York, NY 10017 Attention of Kenneth R. Koch, Esq. Tel: (212) 935-3000 Fax: (212 983-3115

SECTION 12. No Waiver; Cumulative Remedies.  No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Secured Parties.

SECTION 13. Costs and Expenses; Indemnity.  The Grantor agrees to pay all reasonable costs and expenses of the Secured Parties, in connection with the enforcement of any rights or interests under, this Security Agreement and the sale or collection of, or other realization upon, any of the Collateral, including all reasonable expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling or the like and other such expenses of sales and collections of the Collateral.  Grantor agrees to indemnify the Secured Parties from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Security Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Security Agreement), except to the extent such claims, losses or liabilities result solely from the Secured Parties’ gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The obligations of Grantor in this Section 14 shall survive the termination of this Security Agreement and the discharge of Grantor’s other obligations under this Security Agreement or the Purchase Documents.

SECTION 14. Binding Effect.  This Security Agreement shall be binding upon, inure to the benefit of and be enforceable by the Grantor, the Collateral Agent and the Purchasers and their respective successors and assigns.

SECTION 15. Governing Law. This Security Agreement shall be governed by and construed under the laws of the State of New York without regard to its principles of conflict of laws.

SECTION 16. Entire Agreement; Amendment.  This Security Agreement and the Purchase Documents contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the Grantor, the Collateral Agent.

SECTION 17. Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18. Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 19. Termination.  Upon the payment and performance in full of all Obligations, this Security Agreement shall terminate (except with respect to Section 14 hereof) and the Secured Parties shall promptly, at the cost of the Grantor, execute and deliver to the Grantor such documents and instruments reasonably requested by the Grantor as shall be necessary to evidence termination of all security interests given by the Grantor to the Secured Parties hereunder.

SECTION 20. Collateral Agent May Perform.  If Grantor fails to perform any agreement contained herein, following notice to Grantor, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor.

SECTION 21. Standard of Care.  The powers conferred on Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers.  Except for the exercise of reasonable care in custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Parties shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Secured Parties shall be deemed to have exercised reasonable care in custody and preservation of Collateral in their possession if such Collateral in accorded treatment substantially equal to that which Secured Parties accords its own property.

SECTION 22. Further Assurances.  Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Parties to exercise and enforce their rights and remedies hereunder with respect to any Collateral.

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement, as of the date first above written.

GRANTOR: INTERNATIONAL SURF RESORTS, INC.
By:
Name: Title:

COLLATERAL AGENT: BROADBAND CAPITAL MANAGEMENT LLC
By:
Name: Title:

EXHIBIT A

COLLATERAL DESCRIPTION

GRANTOR: COLLATERAL AGENT:	INTERNATIONAL SURF RESORTS, INC., a Nevada corporation BROADBAND CAPITAL MANAGEMENT LLC

The Collateral consists of all rights, title and interest in and to the following assets of the Grantor:

1. All accounts including, without limitation, all present and future rights of debtor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance and all rights to payment arising out of the use of a credit or charge card and all information contained on or for use with any such card and all records and evidences of credit card transactions (the "Accounts");

2. All present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, letter of credit rights, commercial tort claims, payment intangibles, software, supporting obligations, bankers’ acceptances and guaranties (including, without limitation, amounts due and payable under loans made to any of the Targets (as defined in the Purchase Agreement);

3. All present and future monies, securities, credit balances, deposits, deposit accounts and other property of debtor now or hereafter held or received by or in transit to the secured parties or their affiliates or at any other depository or other institution from or for the account of debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of accounts and other collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or Collateral Agent, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, accounts or other collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

4. All of Grantor’s now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located (“Inventory”);

5. All of Grantor’s now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located (“Equipment”);

6. All of Grantor’s now owned and hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located, including, without limitation, securities issued by any subsidiary of debtor (“Investment Property”);

7. All Intellectual Property, including, without limitation, the Intellectual Property listed on Schedule 1;

8. All securities (including, without limitation, the Pledged Equity);

9. All of Grantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of debtor with respect to the foregoing maintained with or by any other person) (“Records”); and

10. All rights, claims and interests in any of the foregoing, and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

Exhibit F

FORM OF PRINCIPAL STOCKHOLDER AND PLEDGE AGREEMENT

NON-RECOURSE PRINCIPAL STOCKHOLDER STOCK PLEDGE AGREEMENT

THIS NON-RECOURSE PRINCIPAL STOCKHOLDER STOCK PLEDGE AGREEMENT is entered into as of February ___, 2011, by and between [●], as pledgor (the “Pledgor”), and Broadband Capital Management LLC, in its capacity as collateral agent (the “Pledgee”) on behalf and for the benefit of the purchasers (the “Purchasers”) signatory to that certain Securities Purchase Agreement (the "Purchase Agreement") with International Surf Resorts, Inc. (the “Company”) dated the date hereof.

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to sell and issue to the Purchasers, and the Purchasers agreed to purchase, secured convertible promissory notes (the “Notes”) and certain other securities;

WHEREAS, the Pledgor is a stockholder of the Company and will derive substantial direct and indirect economic benefit from the Company receiving the proceeds of the sale of the Notes and certain other securities;

WHEREAS, it is a condition precedent to the issuance of the Notes and such other securities that the Pledgor and the Pledgee enter into this Agreement, pursuant to which, among other things, the Pledgor will pledge and grant to the Pledgee a first priority security interest in the Stock (as hereinafter defined) as security for the payment and performance in full of all of the Obligations (as hereinafter defined) by the Company; and

WHEREAS, under the terms of the Purchase Agreement, the Purchasers have appointed the Pledgee as collateral agent on their behalf.

NOW THEREFORE, in order to induce the Purchasers to enter into the Purchase Agreement, and to provide the Pledgee, on behalf of and for the benefit of the Purchasers, with additional security for the obligations of the Company under the Purchase Agreement and the Notes to be issued pursuant thereto, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Pledgor hereby agrees with the Pledgee as follows:

1. Pledge of Stock.  The Pledgor hereby pledges, assigns, grants a first priority security interest in, and delivers to the Pledgee the Stock (as hereinafter defined), to be held by the Pledgee subject to the terms and conditions hereinafter set forth, the certificates for which, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed by the Pledgor, have been delivered to the Pledgee.  This Agreement secures, and the Stock is security for, the payment and performance in full of all of the Obligations (as hereinafter defined). The Pledgor's Pledge and guarantee hereunder shall terminate upon the closing of the Target Transaction, as defined in the Purchase Agreement.

2. Definitions.

a. The term “Stock” as used herein includes the shares of capital stock described in Exhibit A attached hereto.  The term “Stock” shall further include all cash or non-cash income from the shares of stock pledged hereunder, all increases therein and proceeds thereof, other than income, increases or proceeds received by the Pledgor pursuant to Section 6 hereof, and any dividend paid in respect to the Stock in the form of additional shares of stock, options to purchase stock, warrants or convertible securities (a “Non-cash Dividend”).  The term “Stock” shall further include additional shares of the Company which may from time to time be issued or sold to the Pledgor.

b. The term “Obligations” as used herein means all obligations of the Company to the Purchasers, whether now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, whether arising by contract, operation of law or otherwise, whether monetary or non-monetary, including, without limitation, all obligations of the Company under the Purchase Agreement, the Notes issued by the Company to the Purchasers under or in connection with the Purchase Agreement or otherwise, and all substitutions, renewals extensions and replacements thereof, and all obligations of the Pledgor now or hereafter existing under this Agreement.

c.  The term “Event of Default” as used herein shall mean any Event of Default as defined in the Purchase Agreement.

3. Non-Recourse Guaranty.  The Pledgor hereby guarantees, on a non-recourse basis (except as expressly set forth in this Section 3), the prompt payment and performance of all of the Obligations, it being understood that Pledgee’s sole and exclusive recourse against Pledgor shall be limited to the Stock.  Pledgor hereby waives any right of subrogation, reimbursement, contribution or similar right against Borrower or any other guarantor in respect of the Obligations.

4. Liquidation, Recapitalization, Etc.   Any sums paid upon or with respect to any of the Stock upon the liquidation or dissolution of the Company shall be paid over to the Pledgee to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it as security for the Obligations.  All sums of money and property paid or distributed in respect of the Stock upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the Obligations.

5. Warranty of Title.  The Pledgor warrants:  (a) that he has title to the Stock; (b) the Stock is subject to no pledge, lien, security interest, charge, option, restrictions or other encumbrances except the security interest created by this Agreement; (c) the Pledgor has power, authority and legal right to Pledge all of such Stock pursuant to this Agreement; and (d) execution and delivery of this Agreement and the pledging of the Stock hereunder do not contravene any law or any rule or regulation thereunder or any judgment, decree or order of any tribunal, or any agreement or instrument to which the Pledgor or any of his property is bound or constitute a default hereunder.

6. Dividends, Voting, etc., Prior to Maturity.  So long as no Event of Default has occurred and is continuing, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock, provided that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement, and provided further, that upon an Event of Default, the Pledgee may cause the Stock to be transferred into its own name as collateral security.  All such rights of the Pledgor to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing.  All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at Pledgee’s option, as evidenced by Pledgee notifying Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.  In the event that a Non-cash Dividend shall be paid in respect of the Stock, Pledgor shall promptly deliver to Pledgee the certificates issued in connection with such Non-cash Dividend, if any, together with stock powers or other appropriate instruments of assignment thereof duly executed by the Pledgor.

7. Remedies.  If an Event of Default shall have occurred and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Nevada, all such rights and remedies being cumulative, not exclusive, and enforceable alternative, successively or concurrently, at such time or times as the Pledgee deems expedient;

a. if the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all shares of the Stock and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

b. the Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of the Stock;

c. the Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock, for cash and/or credit and upon such terms at such place or places and at such time or times and to such persons, firms, companies or corporations as the Pledgee thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

d. the Pledgee may cause all or any part of the Stock held by it to be transferred into the name or names of the Purchasers.

The Pledgee may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, sale of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law).  Pledgee acknowledges that ten (10) days’ notice of any public sale or of that date on or after which a private sale may be effected is reasonable notice.  The Pledgee may buy any part or all of the Stock at any public sale and if any part or all of the Stock is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed price quotations, the Pledgee may buy at private sale or may make payments thereof by any means.  The Pledgee may apply the cash proceeds finally received from any sale or other disposition of the Stock to the reasonable expenses by retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution of any action or proceeding related to the subject matter of this Agreement; and then the Obligations, and any surplus shall be paid to the Pledgor.

The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the block by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers or to a public sale which is restricted to residents of the State of New York.  The Pledgor agrees that any such private sales or such restricted public sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales or such restricted public sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  The Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

In all events, Pledgee shall give Pledgor not less than ten (10) days’ written notice of any proposed disposition of the Stock.

8. Marshalling.  The Pledgee shall not be required to marshal any present of future security for (including but not limited to this Agreement and the Stock pledged hereunder), or guarantees of, the Obligations, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, whoever, existing or arising.  To the extent that he lawfully may, the Pledgor hereby agrees that he will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

9. Pledgor’s Obligations Not Affected.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of the Pledgor; (b) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of the Obligations or any of any security therefor (including this Agreement); (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; or (d) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge of or termination of any security or guaranty for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

10. Transfer, Etc. by Pledgor.  Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Stock or any interest therein, except for the pledge thereof provided for in this Agreement other than Permitted Assigns.  As used herein, Permitted Assigns shall mean any assignee who agrees to be bound by the executes this Pledge Agreement.

11. Further Assurances.  Pledgor will, from time to time, execute and deliver to Pledgee all such other and further instruments and documents and take or cause to be taken all such other and further actions as Pledgee may reasonably request in order to effect and confirm more securely in Pledgee all rights contemplated in this Agreement.

12. Pledgee’s Exoneration.  Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to the Stock or any matter or proceedings arising out of or relating thereto, other than to exercise reasonable care in the physical custody of the Stock.  The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor’s rights in the Stock or against other parties thereto, other than to exercise reasonable care in the physical custody of the Stock.

13. No Waiver, Etc.  No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Pledgee of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidence any of the Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

14. Notice, Etc.  All communications herein provided shall be in writing and shall be sufficient if sent by United States mail, registered or certified, postage prepaid, delivered by messenger, overnight delivery service or telecopier, addressed as follows:

If to the Pledgor:	Principal Stockholder signatory hereto
c/o International Surf Resorts, Inc.
1097 Country Coach Drive, Suite 705
Henderson, Nevada 89002
Tel: (888) 689-0930
Fax: (949) 706-1475

If to the Pledgee:	Broadband Capital Management LLC
712 Fifth Avenue, 22nd floor
New York N.Y. 10019
Attention of Philip Wagenheim
Tel: (212) 277-5300
Fax: (212) 702-9830

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

Any notice given pursuant to this Section shall be deemed to have been given and received when actually delivered, upon receipt of electronic confirmation if by telecopier, one business day after dispatch by recognized overnight deliver service, or three business days after mailing by certified or registered mail with proper postage affixed and return receipt requested.

15. Termination.  This Agreement shall terminate at such time as all of the Obligations shall have been paid in full, and upon such termination, the Pledgor shall be entitled to the return of such Stock in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof and as to which the Pledgee has not received notice of a junior pledge, together with any moneys and other property of the Pledgor at the time held by the Pledgee hereunder.

16. Miscellaneous Provisions.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged.  This Agreement and all obligations of the Pledgor shall be binding upon the heirs, executors, successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, its successors and assigns.  This Agreement and the obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of the State of New York.  The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

Pledgor acknowledges receipt of a copy of this Agreement.  To the extent permitted by applicable law, the Pledgor hereby waives trial by jury in any proceeding brought for the interpretation or enforcement of this Agreement or for a determination of the rights of the parties hereunder.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this agreement to be duly executed as of the date first above written.

“PLEDGOR”

Print name: _____________________________

“PLEDGEE”

BROADBAND CAPITAL MANAGEMENT LLC

By: _________________________________
Name:
Title:

Exhibit G

FORM OF UCC FINANCING STATEMENTS

Exhibit H

FORM OF LEGAL OPINION OF THE COMPANY’S COUNSEL